EXHIBIT 5

                                JONES WALKER
                             WAECHTER POITEVENT
                         CARRE`RE & DENE`GRE L.L.P.

                               June 13, 2000

Piccadilly Cafeterias, Inc.
3232 Sherwood Forest Boulevard
Baton Rouge, LA   70816

     Re:  Post-Effective Amendment No. 1 to
          Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Piccadilly Cafeterias, Inc. ("Piccadilly") in connection with the preparation of Post-Effective Amendment No. 1 (the "Amendment") to Piccadilly's registration statement on Form S-3 (Reg. 333-17131) for its Dividend Reinvestment and Stock Purchase Plan filed by Piccadilly with the Securities and Exchange Commission (the "Commission") on the date hereof relating to the original registration of 500,000 shares (the "Shares") of Piccadilly's common stock, no par value per share. In connection with rendering the opinions expressed below, we have examined original, photostatic or certified copies of (i) resolutions adopted by the Board of Directors of Piccadilly and (ii) such organizational documents and such other records and documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon he foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by Piccadilly's Board of Directors and the Shares will, when issued in accordance with the terms and conditions of the Amendment, be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Amendment and to the reference to us in the prospectus forming a part thereof under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                              Yours very truly,

                              JONES, WALKER, WAECHTER,
                              POITEVENT, CARRE`RE & DENE`GRE, L.L.P.



                              By: /S/ MARGARET F. MURPHY
                                 -----------------------------
                                      Margaret F. Murphy